UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 240.14a-12

Stifel Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet
•	Go to www.investorvote.com/SF
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Stifel Financial Corp. Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Stifel Financial Corp. Shareholder Meeting to be Held on June 6, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only a overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and 2016 annual report to shareholders are available at:

www.investorvote.com/SF

Easy Online Access – A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.

Step 1: Go to www.investorvote.com/SF.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper copy or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 27, 2017 to facilitate timely delivery.

Stifel Financial Corp. Shareholder Meeting Notice

Stifel Financial Corp.’s Annual Meeting of Shareholders will be held on June 6, 2017 at One Financial Plaza, 2nd Floor, 501 North Broadway, St. Louis, MO 63102, at 9:30 a.m. Central Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 4. The Board of Directors has refrained from making a recommendation on Proposal 3.

1. Election of Directors:

01 – Frederick O. Hanser, 02 – Ronald J. Kruszewski, 03 – Thomas W. Weisel, 04 – Kelvin R. Westbrook

2. To approve, on an advisory basis, the compensation of our named executive officers (say on pay).

3. To recommend, by an advisory vote, the frequency of future advisory votes on executive compensation (say on frequency).

4. To ratify the appointment of Ernst &Young LLP as our independent public accounting firm for 2017.

5. To consider and act upon other business as may properly come before the meeting and any adjournment or postponement thereof.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Stifel Financial Corp. 2017 Annual Meeting

Directions to the Stifel Financial Corp. 2017 annual

meeting are available upon request by contacting the

Corporate Secretary at (314) 342-2000 or by email at

 investorrelations@stifel.com.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery materials must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to www.investorvote.com/SF. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send an email to investorvote@computershare.com with “Proxy Materials Stifel Financial Corp.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy or email of the proxy materials must be received by May 27, 2017.